Exhibit 99.1

Media:	Molly Boyd
(713) 627-5923
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	February 6, 2008

Spectra Energy Reports Fourth Quarter and Year-End 2007 Results

•	Fourth quarter results — reported net income of $291 million up 14 percent over prior year quarter; ongoing net income of $297 million, up 17 percent over prior year quarter

•	Reported annual earnings per share (EPS) of $1.51; ongoing EPS of $1.53

•	Ongoing annual net income of $969 million, a 5 percent increase over 2006 ongoing net income of $919 million

•	Delivered on plan; extremely successful year

•	Surpassed employee incentive target of $1.40 per share by 9 percent

•	Invested $1 billion in capital expansion which will fuel growth

•	Launched our master limited partnership (SEP) at a record yield

•	Maintained strong investment grade balance sheet

HOUSTON - Spectra Energy (NYSE:SE) today reported 2007 fourth quarter net income of $291 million, or $0.46 per share, up 14 percent over the prior year quarter net income of $255 million. Ongoing net income was $297 million compared with $253 million in the prior year quarter.

The higher fourth quarter results reflect strong earnings at all businesses, partially offset by higher corporate costs, and a higher effective tax rate.

“We had a very strong quarter which contributed to an outstanding year,” said Fred Fowler, president and chief executive officer of Spectra Energy. “I am confident we will maintain our strong momentum as we move into 2008, and we will continue to execute on our plan with diligence and focus.”

Reported diluted earnings per share (EPS) for 2007 were $1.51, and reported net income was $957 million, compared with 2006 reported net income of $1.2 billion. 2006 results included $308 million for businesses that were retained by Duke Energy Corporation as part of the January 2007 spin-off of Spectra Energy.

Annual results reflect strong earnings at U.S. Transmission and Distribution, and higher commodity prices benefiting Western Canada and Field Services operations.

“We kept our promises and had an extremely successful first year. We beat our EPS employee incentive target, made tremendous progress on our capital expansion program, maintained an investment grade balance sheet, launched our master limited partnership at a record yield, and last month increased our annual dividend by 4 cents a share,” concluded Fowler.

CAPITAL INVESTMENT PROGRESS

Annual capital expenditures totaled $1.5 billion with $1.0 billion of that directed toward expansion projects. During 2007, pipeline and storage expansion projects totaling $650 million were brought into service. Those projects will fuel revenue and earnings growth as the company moves into 2008.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported fourth quarter 2007 segment earnings before interest and taxes (EBIT) of $221 million compared with $172 million in fourth quarter of 2006.

Strong revenues from U.S. pipeline and storage activities, primarily reflecting higher demand for services and increased earnings from expansion projects, drove the improvement. Higher commodity prices for gas processing associated with pipeline operations, and lower project development expenses in the fourth quarter of 2007 also contributed to the increase in segment earnings.

Year-end segment EBIT for U.S. Transmission increased 10 percent over the prior year with annual reported EBIT of $894 million compared with $816 million in 2006.

Spectra Energy’s U.S. Transmission business provides transportation and storage of natural gas for customers in various regions of the Northeast and Southeast United States and the Maritimes Provinces in Canada.

Distribution

Distribution reported fourth quarter 2007 segment EBIT of $84 million, which was unchanged compared with last year. The Distribution segment benefited during the 2007 period from increased customer usage as a result of colder weather, as well as additional load from gas-fired power generation, higher distribution rates, and a stronger Canadian dollar as compared to fourth quarter 2006. These earnings contributions were offset by higher operating costs.

Year-end segment EBIT for Distribution increased 22 percent over the prior year with annual reported EBIT of $322 million compared with $265 million in 2006.

Spectra Energy’s Distribution segment provides natural gas distribution services to commercial, industrial and residential customers in Ontario, as well as storage and transportation services for other utilities and end market participants in Ontario, Quebec, and the United States.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported fourth quarter 2007 segment EBIT of $142 million compared with $76 million in the fourth quarter 2006. The increase in EBIT primarily resulted from stronger NGL prices that benefited the Empress operations, as well as a stronger Canadian dollar in the fourth quarter 2007.

Year-end segment EBIT for Western Canada Transmission & Processing increased 6 percent over the prior year with annual reported EBIT of $366 million compared with $345 million in 2006.

The Western Canada Transmission & Processing business is focused on the gathering, processing and transmission of natural gas, and the extraction, fractionation, transportation, storage and marketing of natural gas liquids.

Field Services

Field Services, which consists of Spectra Energy’s 50 percent interest in DCP Midstream, reported fourth quarter 2007 segment EBIT of $188 million which includes $6 million in costs related to the creation of stand-alone corporate functions. Ongoing fourth quarter 2007 segment EBIT of $194 million improved over the prior year quarter EBIT of $119 million. Earnings benefited from favorable oil prices, which averaged $91 per barrel in fourth quarter 2007 versus $61 per barrel in fourth quarter 2006, but were partially offset by lower margins due to a changed contract mix and lower plant efficiencies.

During the quarter, Field Services paid distributions of $260 million to Spectra Energy.

Year-end segment reported EBIT for Field Services was $533 million compared with $569 million in 2006.

DCP Midstream is a gathering and processing, transportation, storage and marketing company which is jointly owned by Spectra Energy and ConocoPhillips.

Other

“Other” reported net costs of $56 million in the fourth quarter of 2007, including $8 million of gas operations separation costs, compared with net costs of $12 million in the fourth quarter of 2006, including $17 million of costs to achieve the Duke Energy / Cinergy merger and the launch of Spectra Energy. The prior year also includes $24 million for management fees billed to Duke Energy affiliates and mark-to-market gains on discontinued hedge contracts. Excluding these items, net corporate costs were $29 million higher in fourth quarter 2007 compared with the prior year quarter; 2007 fourth quarter net corporate costs included higher employee incentive and benefits costs.

Year-end reported net costs for “Other” were $112 million for 2007, which includes $23 million of separation costs, compared with $77 million in 2006 which includes $35 million of costs to achieve the Duke Energy / Cinergy merger and separation costs.

“Other” is primarily comprised of corporate costs and results from captive insurance.

Interest Expense

Interest expense was $166 million for the quarter compared with $162 million for the fourth quarter 2006.

Income Taxes

Fourth quarter 2007 income tax expense from continuing operations was $129 million, compared with $42 million in fourth quarter 2006. For the 2007 quarter, Spectra Energy’s effective tax rate was 31 percent compared with 15 percent in the prior year quarter. The lower tax rate for the prior period was primarily attributable to a tax benefit for the impairment of an international investment (no longer owned by Spectra Energy) and an adjustment of U.S. tax on the repatriation of Canadian earnings.

Special items impacting Spectra Energy’s EPS for the quarter include:

(in millions, except per share amounts)

	Pre-tax amount	Tax Effect	Net Income Impact	EPS Impact
Fourth Quarter 2007
DCP Midstream stand alone costs	(6)	2	(4)	(0.01)
Separation costs	(8)	3	(5)	(0.01)

Total	$(14)	$5	$(9)	$(0.02)

Fourth Quarter 2006
Cinergy costs to achieve	(6)	2	(4)	N/A
Separation costs	(11)	4	(7)	N/A

Total	$(17)	$6	$(11)	N/A *

*	There were no shares of Spectra Energy outstanding in 2006, therefore EPS is not applicable

Reconciliation of reported to ongoing net income (in millions)

	Quarter ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Net Income as Reported	$291	$255	$957	$1,244
Adjustments to Reported Net Income:
Special Items	9	11	25	(17)
Discontinued Operations *	1	(13)	(13)	(308)
Extraordinary Item, net of tax	(4)	—	—	—

Ongoing Net Income	$297	$253	$969	$919

*	2006 represents operations transferred back to Duke Energy prior to spin-off of Spectra Energy from Duke Energy.

Reconciliation of reported to ongoing diluted EPS

	Quarter ended December 31, 2007	Year ended December 31, 2007
Diluted EPS as reported	$0.46	$1.51
Special items:	0.02	0.04
Discontinued operations:	—	(0.02)
Extraordinary items:	(0.01)	—

Diluted EPS, ongoing	$0.47	$1.53

Additional Information

Additional information about fourth quarter and year-end 2007 earnings can be obtained at the Spectra Energy Web site: www.spectraenergy.com.

The Analyst call is scheduled for 9 a.m. CST today, Wednesday, February 6, to discuss Spectra Energy’s fourth quarter and year end results. The conference call can be accessed via the investors’ section of Spectra Energy’s Web site or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The confirmation code is “30607590” or “Spectra Energy 4th Qtr Earnings Call.”

Please call in five to ten minutes prior to the scheduled start time. A replay of the conference call will be available until midnight CST, May 10, 2008, by dialing (800) 642-1687 with a Conference ID 30607590. The international replay number is (706) 645-9291, Conference ID 30607590. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Non-GAAP Financial Measures

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Spectra Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

Spectra Energy also uses ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

Forward-looking statement

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the levels of supply and demand for natural gas in our areas of operation; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; our ability to successfully complete and integrate future acquisitions; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions; and our ability to operate effectively as a stand-alone, publicly-traded company. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2006 Form 10-K, filed on April 2, 2007, and in our other filings made with the Securities and Exchange Commission, which are available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE) is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage and distribution. For close to a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 17,500 miles of transmission pipeline, 265 billion cubic feet of storage, natural gas gathering and processing, natural gas liquids operations and local distribution assets. Spectra Energy Corp also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Visit www.spectraenergy.com for more information.

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Spectra Energy Corp

Quarterly Highlights

December 2007

(Unaudited)

(In millions, except per share amounts and where noted)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
COMMON STOCK DATA
Earnings Per Share, from continuing operations
Basic	$0.46	N/A	$1.49	N/A
Diluted	$0.45	N/A	$1.49	N/A
Earnings Per Share - total
Basic	$0.46	N/A	$1.51	N/A
Diluted	$0.46	N/A	$1.51	N/A
Dividends Per Share	$0.22	N/A	$0.88	N/A
Weighted-Average Shares Outstanding
Basic	632	N/A	632	N/A
Diluted	635	N/A	635	N/A
INCOME
Operating Revenues	$1,397	$1,197	$4,742	$4,532
Total Reportable Segment EBIT	635	451	2,115	1,995
Income (Loss) from Discontinued Operations, Net of Tax	(1)	13	13	308
Net Income	291	255	957	1,244
CAPITALIZATION
Common Equity			40%
Minority Interests			5%
Total Debt			55%
Total Debt			$9,398
Book Value Per Share			$10.85
Actual Shares Outstanding			632
CAPITAL AND INVESTMENT EXPENDITURES (a)
U.S. Transmission			$898	$351
Distribution			369	315
Western Canada Transmission & Processing			195	130
Other (b)			39	367

Total Capital and Investment Expenditures			$1,501	$1,163

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$221	$172	$894	$816
Distribution	84	84	322	265
Western Canada Transmission & Processing	142	76	366	345
Field Services	188	119	533	569

Total Reportable Segment EBIT	$635	$451	$2,115	$1,995
Other EBIT	(56)	(12)	(112)	(77)
Interest Expense	(166)	(162)	(633)	(605)
Interest Income and Other (c)	4	7	17	18

Consolidated Earnings from Continuing Operations Before Income Taxes	$417	$284	$1,387	$1,331

(a)	Includes loans to affiliates for capital expansion projects.

(b)	Other in 2006 includes capital expenditures of operations transferred to Duke Energy.

(c)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.

Spectra Energy Corp

Quarterly Highlights

December 2007

(Unaudited)

(In millions, except where noted)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
U.S. TRANSMISSION
Operating Revenues	$407	$368	$1,540	$1,503
Operating Expenses
Operating, Maintenance and Other	145	166	473	544
Depreciation and Amortization	55	51	217	203
Gains on Sales of Other Assets, net	7	15	8	44
Other Income, net of expense	22	12	85	44
Minority Interest Expense	15	6	49	28

EBIT	$221	$172	$894	$816

Proportional Throughput, Tbtu (a)	561	495	2,202	1,930
DISTRIBUTION
Operating Revenues	$569	$517	$1,899	$1,822
Operating Expenses
Natural Gas Purchased	333	313	1,059	1,091
Operating, Maintenance and Other	109	84	361	322
Depreciation and Amortization	43	36	162	144
Gains on Sales of Other Assets, net	—	—	5	—

EBIT	$84	$84	$322	$265

Number of customers			1,289	1,268
Heating Degree Days (Fahrenheit)	2,370	2,220	7,070	6,489
Pipeline Throughput, Tbtu	254	199	844	736
WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$424	$321	$1,304	$1,204
Operating Expenses
Natural Gas and Petroleum Products Purchased	121	109	362	349
Operating, Maintenance and Other	118	103	421	392
Depreciation and Amortization	39	33	141	133
Other Income, net of expense	(1)	3	—	25
Minority Interest Expense	3	3	14	10

EBIT	$142	$76	$366	$345

Pipeline Throughput, Tbtu	160	158	596	594
Volumes Processed, Tbtu	178	179	709	730
Empress Inlet Volumes, Tbtu	201	199	722	811
FIELD SERVICES
Operating Expenses	$—	$1	$—	$5
Equity in Earnings of DCP Midstream, LLC	188	120	533	574

EBIT	$188	$119	$533	$569

Natural Gas Gathered and Processed/Transported, Tbtu/day (b)	6.9	6.7	6.8	6.8
Natural Gas Liquids Production, MBbl/d (b, c)	381	362	363	361
Average Natural Gas Price per MMBtu (d)	$6.97	$6.56	$6.86	$7.23
Average Natural Gas Liquids Price per Gallon	$1.40	$0.87	$1.11	$0.94
OTHER
Operating Revenues	$8	$—	$31	$29
Operating Expenses	65	38	150	175
Gains on Sales of Other Assets, net	—	—	—	2
Other Income, net of expense	1	26	7	67

EBIT	$(56)	$(12)	$(112)	$(77)

(a)	Trillion British thermal units

(b)	Includes 100% of DCP Midstream volumes.

(c)	Thousand barrels per day.

(d)	Million British thermal units. Average price based on NYMEX Henry Hub.

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Year Ended December 31,
	2007	2006
Operating Revenues	$4,742	$4,532
Operating Expenses	3,313	3,334
Gains on Sales of Other Assets and Other, net	13	47

Operating Income	1,442	1,245

Other Income and Expense	649	736
Interest Expense	633	605
Minority Interest Expense	71	45

Earnings From Continuing Operations Before Income Taxes	1,387	1,331
Income Tax Expense from Continuing Operations	443	395

Income From Continuing Operations	944	936
Income From Discontinued Operations, net of tax	13	308

Net Income	$957	$1,244

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	December 31, 2007	December 31, 2006
ASSETS
Current Assets	$1,379	$1,625
Investments and Other Assets	6,359	5,357
Net Property, Plant and Equipment	14,300	12,394
Regulatory Assets and Deferred Debits	932	969

Total Assets	$22,970	$20,345

LIABILITIES AND STOCKHOLDERS’ / MEMBER’S EQUITY
Current Liabilities	$2,422	$2,358
Long-term Debt	8,345	7,726
Deferred Credits and Other Liabilities	4,540	4,057
Minority Interests	806	565
Stockholders’ Equity / Member’s Equity	6,857	5,639

Total Liabilities and Stockholders’ Equity / Member’s Equity	$22,970	$20,345

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Year Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$957	$1,244
Adjustments to reconcile net income to net cash provided by operating activities	510	(550)

Net cash provided by operating activities	1,467	694

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	(1,544)	1,569

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(191)	(2,454)

Effect of exchange rate changes on cash	63	(1)

Net decrease in cash and cash equivalents	(205)	(192)
Cash and cash equivalents at beginning of period	299	491

Cash and cash equivalents at end of period	$94	$299

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2007 Quarter-to-date

(In millions, except per-share amounts)

	Special Items (Note 1)
	Reported Earnings	Costs to Achieve		Discontinued Operations		Extraordinary Item		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$221	$—		$—		$—		$—	$221
Distribution	84	—		—				—	84
Western Canada Transmission & Processing	142	—		—		—		—	142
Field Services	188	6	A	—		—		6	194

Total Reportable Segment EBIT	635	6		—		—		6	641
Other	(56)	8	B	—		—		8	(48)

Total Reportable Segment EBIT and Other EBIT	$579	$14		$—		$—		$14	$593

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$579	$14		$—		$—		$14	$593
Interest Expense	(166)	—		—		—		—	(166)
Interest Income and Other	4	—		—		—		—	4
Income Taxes from Continuing Operations	(129)	(5)		—		—		(5)	(134)
Discontinued Operations, Net of Tax	(1)	—		1	C	—		1	—
Extraordinary Items, Net of Tax	4	—		—		(4	) D	(4)	—

Total Earnings	$291	$9		$1		$(4)		$6	$297

EARNINGS PER SHARE, BASIC	$0.46	$0.02		$—		$(0.01)		$0.01	$0.47

EARNINGS PER SHARE, DILUTED	$0.46	$0.02		$—		$(0.01)		$0.01	$0.47

Note 1 - Amounts for special items are net of minority interest, if applicable

A - Costs to create stand-alone corporate functions at DCP Midstream.

B - Separation costs resulting from the spin-off from Duke Energy.

C - LNG litigation costs & Businesses sold or transferred to Duke.

D - Adjustment of deferred tax liability for deregulated storage at Distribution.

Weighted Average Shares (reported and ongoing) - in millions

Basic	632
Diluted	635

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2006 Quarter-to-date

(In millions, except per-share amounts)

	Special Items (Note 1)
	Reported Earnings	Costs to Achieve		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$172	$—		$—		$—	$172
Distribution	84	—		—		—	84
Western Canada Transmission & Processing	76	—		—		—	76
Field Services	119	—		—		—	119

Total Reportable Segment EBIT	451	—		—		—	451
Other	(12)	17	A	—		17	5

Total Reportable Segment EBIT and Other EBIT	$439	$17		$—		$17	$456

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$439	$17		$—		$17	$456
Interest Expense	(162)	—		—		—	(162)
Interest Income and Other	7	—		—		—	7
Income Taxes from Continuing Operations	(42)	(6)		—		(6)	(48)
Discontinued Operations, Net of Tax	13	—		(13)	B	(13)	—

Total Earnings	$255	$11		$(13)		$(2)	$253

EARNINGS PER SHARE, BASIC	N/A	$—		$—		$—	N/A

EARNINGS PER SHARE, DILUTED	N/A	$—		$—		$—	N/A

Note 1 - Amounts for special items are net of minority interest, if applicable.

A - $11 million Gas Spin-Off costs to achieve allocated from Duke Energy; $6 million Cinergy merger costs to achieve allocated from Duke Energy.

B - Businesses sold or transferred to Duke.

Weighted Average Shares (reported and ongoing) - in millions

Basic	N/A
Diluted	N/A

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2007 Year-to-date

(In millions, except per-share amounts)

	Special Items (Note 1)
	Reported Earnings	Costs to Achieve		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$894	$—		$—		$—	$894
Distribution	322	—		—		—	322
Western Canada Transmission & Processing	366	—		—		—	366
Field Services	533	16	A	—		16	549

Total Reportable Segment EBIT	2,115	16		—		16	2,131
Other	(112)	23	B	—		23	(89)

Total Reportable Segment EBIT and Other EBIT	$2,003	$39		$—		$39	$2,042

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$2,003	$39		$—		$39	$2,042
Interest Expense	(633)	—		—		—	(633)
Interest Income and Other	17	—		—		—	17
Income Taxes from Continuing Operations	(443)	(14)		—		(14)	(457)
Discontinued Operations, Net of Tax	13	—		(13	) C	(13)	—

Total Earnings	$957	$25		$(13)		$12	$969

EARNINGS PER SHARE, BASIC	$1.51	$0.04		$(0.02)		$0.02	$1.53

EARNINGS PER SHARE, DILUTED	$1.51	$0.04		$(0.02)		$0.02	$1.53

Note 1 - Amounts for special items are net of minority interest, if applicable

A - Costs to create stand-alone corporate functions at DCP Midstream.

B - Separation costs resulting from the spin-off from Duke Energy.

C - LNG litigation costs & businesses sold or transferred to Duke

Weighted Average Shares (reported and ongoing) - in millions

Basic	632
Diluted	635

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2006 Year-to-date

(In millions, except per-share amounts)

	Special Items (Note 1)
	Reported Earnings	Costs to Achieve		Net Gain on Settlement of Contract		Gain on Sales of Assets		Gain on Income Fund		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$816	$—		$(24	)A	$—		$—		$—		$(24)	$792
Distribution	265	—		—		—		—		—		—	265
Western Canada Transmission & Processing	345	—		—		—		(15	) E	—		(15)	330
Field Services	569	—		—		(14	) B	—		—		(14)	555

Total Reportable Segment EBIT	1,995	—		(24)		(14)		(15)		—		(53)	1,942
Other	(77)	35	C	—		—		—		—		35	(42)

Total Reportable Segment EBIT and Other EBIT	$1,918	$35		$(24)		$(14)		$(15)		$—		$(18)	$1,900

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$1,918	$35		$(24)		$(14)		$(15)		$—		$(18)	$1,900
Interest Expense	(605)	—		—		—		—		—		—	(605)
Interest Income and Other	18	—		—		—		—		—		—	18
Income Taxes from Continuing Operations	(395)	(12)		8		5		—		—		1	(394)
Discontinued Operations, Net of Tax	308	—		—		—		—		(308	) D	(308)	—

Total Earnings	$1,244	$23		$(16)		$(9)		$(15)		$(308)		$(325)	$919

EARNINGS PER SHARE, BASIC	N/A	$—		$—		$—		$—		$—		$—	N/A

EARNINGS PER SHARE, DILUTED	N/A	$—		$—		$—		$—		$—		$—	N/A

Note 1 - Amounts for special items are net of minority interest, if applicable.

A - $23 million recorded in Gains on Sales of Other Assets and Other, net and $1 million recorded in Other Income and Expenses, net on the Consolidated Statements of Operations.

B - Recorded in Equity in earnings of unconsolidated affiliates on the Consolidated Statements of Operations.

C - $15 million Separation costs resulting from the spin-off from Duke Energy, $20 million Cinergy costs to achieve allocated from Duke.

D - Gain on sale of Crescent interest and businesses transferred to Duke Energy prior to the spin-off of Spectra Energy.

E - Gain related to Spectra Energy Income Fund’s issuance of additional units for the purchase of Westcoast Gas Services Inc.

Weighted Average Shares (reported and ongoing) - in millions

Basic	N/A
Diluted	N/A